Exhibit 99.1

Republic First Bancorp, Inc. Receives Compliance Notice and New Notice of Non-Compliance from Nasdaq

Philadelphia, PA, March 24, 2023  [/PRNewswire/] -- Republic First Bancorp, Inc. (NASDAQ: FRBK) (the “Company”), the holding company for Republic First Bank d/b/a Republic Bank, announced that on March 17, 2023, following the filing of the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022, the Company received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company had regained compliance with the filing requirement set forth in Nasdaq Listing Rule 5250(c)(1) (the “Filing Requirement”) by filing the Form 10-K for the fiscal year ended December 31, 2021, and the Forms 10-Q for the periods ended March 31, June 30, and September 30, 2022 with the Securities and Exchange Commission (the “SEC”). Nasdaq advised the Company that the Nasdaq Hearings Panel (the “Panel”) would retain jurisdiction over the listing matter until the Company demonstrates compliance with all applicable criteria for continued listing on The Nasdaq Global Market, including the annual shareholder meeting requirement under Nasdaq Listing Rule 5620(a).

Thereafter, on March 23, 2023, Nasdaq notified the Company that because the Company’s Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”) was not timely filed with the SEC, the Company did not satisfy the Filing Requirement and that the Panel would consider the additional deficiency in its deliberations regarding the Company’s continued listing. The Company was provided with the opportunity to present its plan to file the 2022 Form 10-K with the SEC and thereby evidence compliance with the Filing Requirement for the Panel’s review by no later than March 30, 2023. At present, the Company expects to complete and file the 2022 Form 10-K with the SEC by May 1, 2023.

About Republic First Bancorp, Inc.

Republic First Bancorp, Inc. is the holding company for Republic First Bank, which does business under the name Republic Bank. Republic Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation. The Bank offers a variety of banking services to individuals and businesses throughout the Greater Philadelphia, Southern New Jersey, and New York City markets through its offices and branch locations in Philadelphia, Montgomery, Delaware and Bucks in Pennsylvania, Camden, Burlington, Atlantic and Gloucester, New Jersey and New York County. The Bank also offers a wide range of residential mortgage products through its mortgage division, which does business under the name of Oak Mortgage Company. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to regain compliance with the Nasdaq listing requirements and future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2021 and other documents the Company files from time to time with the Securities and Exchange Commission.

Source:	Republic First Bancorp, Inc.

Contact:	Michael W. Harrington, Chief Financial Officer
(215) 430-5485